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                                                                Exhibit 12.1

                     Lexmark International Group, Inc.
             Computation of Ratio of Earnings to Fixed Charges
                          (Millions of Dollars)


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

                                               Year Ended December 31,
                                        ------------------------------------
                                         1997    1996    1995    1994   1993
                                        -----   -----   -----   -----   ----
Earnings:
  Net earnings.......................   149.0   127.8    32.4    44.6   (9.4)
  Extraordinary loss.................    14.0     --     15.7     --     --
  Provision for income taxes.........    91.7    73.8    15.2     6.1    3.0
  Fixed charges less interest
    capitalized......................    35.2    43.2    55.1    81.5   94.3
                                        -----   -----   -----   -----   ----
    Total............................   289.9   244.8   118.4   132.2   87.9
                                        -----   -----   -----   -----   ----
                                        -----   -----   -----   -----   ----

Fixed Charges:
  Interest expense (gross of
    interest income).................    13.0    22.8    37.4    53.6   68.8
  Amortization of deferred financing
    expense..........................     0.6     1.6     2.2    10.8    9.6
  Interest capitalized...............     0.5     1.2     --      --     --
  Gross rental expense...............    21.6    18.8    15.5    17.1   15.9
                                        -----   -----   -----   -----   ----
    Total............................    35.7    44.4    55.1    81.5   94.3
                                        -----   -----   -----   -----   ----
                                        -----   -----   -----   -----   ----

Ratio of Earnings to Fixed Charges...     8.1     5.5     2.1     1.6    0.9
                                        -----   -----   -----   -----   ----
                                        -----   -----   -----   -----   ----

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